Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS STRONG FINISH TO 2017

•                  4Q17 sales increased 7% to $366 million; organic growth of 3%

•                  4Q17 GAAP operating margin up 100 bps to 10.2%; adjusted operating margin of 11.4%, up 50 bps; both records for the fourth quarter

•                  GAAP EPS for 4Q17 of $(0.07) includes estimated tax charge of $25.1 million(1), or $(0.73) per share related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”)

•                  Record 4Q17 adjusted EPS up 16% to $0.74

•                  2017 operating cash flow of $156 million and free cash flow of $127 million, a 13% and 24% increase, respectively, over the prior year

North Andover, Mass., February 12, 2018 — Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and full-year 2017.

“We delivered a very good fourth quarter, which built upon the strong execution and results achieved throughout 2017,” said Chief Executive Officer Robert J. Pagano Jr.  “As expected, sales in the fourth quarter increased organically, both sequentially and year-over-year, driven by solid performance in the Americas and Europe. We leveraged our incremental sales into higher operating income, while achieving the benefits from our transformation initiatives.”

Sales for the fourth quarter and the full year were $366 million and $1.46 billion, up 7% and 4%, respectively, as compared to the similar periods of 2016.  Net loss per diluted share (EPS) for the fourth quarter and net income for the year ended December 31, 2017 was $(0.07) and $2.12, respectively, as compared to $0.51 and $2.44 for the prior-year periods.  Adjusted EPS for the fourth quarter and year ended December 31, 2017 was $0.74 and $3.02, respectively, as compared to $0.64 and $2.67 for the prior-year periods.  GAAP results were negatively impacted by the estimated charge relating to the Tax Act.   Adjusted EPS for the quarter and full year improved due to strong operating performances in the Americas and Europe.   A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2017	2016	% Change	2017	2016	% Change

Sales	$366.3	$342.0	7%	$1,456.7	$1,398.4	4%

Net (loss) income	(2.3)	17.5		73.1	84.2

Diluted net (loss) income per share	$(0.07)	$0.51		$2.12	$2.44

Special items	0.81	0.13		0.90	0.23

Adjusted earnings per share (2)	$0.74	$0.64	16%	$3.02	$2.67	13%

(2) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

“We finished 2017 with some momentum, culminating in double-digit adjusted EPS growth for the fourth quarter and the year, and solid adjusted operating margin expansion,” said Mr. Pagano.  “We successfully completed our transformation efforts and realized the expected benefits of portfolio rationalization, footprint optimization and global sourcing, while simultaneously reinvesting for future growth.  With these efforts completed, we will continue to focus on reinvigorating growth through new product development, geographic expansion and key account management.  These initiatives should drive top-line growth and margin expansion in 2018.”

Fourth Quarter Financial Highlights:

Segment Update

Organic sales were up 3% compared to the fourth quarter last year; adjusted operating margin increased 50 basis points.  Regionally:

•                  Americas: Organic sales increased 3% with growth in plumbing, drains and water quality products partially offset by a slight reduction in heating and hot water products.  Adjusted operating margin increased 90 basis points, as benefits from higher volume, productivity and transformation savings were offset in part by anticipated growth investments.

•                  Europe: Organic sales were up 5% driven by continued strength in our drains business and solid growth in water and plumbing products.  Adjusted operating margin expanded 140 basis points driven by increased volume and productivity, including benefits from restructuring programs.

•                  APMEA: Organic sales decreased 1%, driven by planned product rationalization, which negatively impacted sales by 10%.  Our product rationalization efforts represent the exit of low-margin, non-core products. Adjusted operating margin decreased 350 basis points, due to a decline in affiliate volume and higher growth investments.

•                  The Company recorded a net tax expense of $25.1 million(1), or $(0.73) per share, during the fourth quarter related to the Tax Act, which includes a charge for deemed repatriation of cumulative earnings and profits, net of a credit for the revaluation of net deferred tax liabilities. The Company will continue to finalize its analysis of the tax reform provisions in 2018.

Cash Flow and Capital Allocation

•                  For 2017, operating cash flow was $156 million and net capital expenditures were $29 million, resulting in free cash flow of $127 million.  In 2016, operating cash flow was $138 million, net capital expenditures were $36 million and free cash flow was $102 million.

•                  The Company repurchased approximately 63,000 shares of Class A common stock at a cost of approximately $4.6 million during the fourth quarter of 2017.  For 2017, approximately 278,000 shares were purchased at a cost of approximately $18 million, which offset dilution from our stock compensation programs.  Approximately $38 million remains available for stock repurchases under the current stock repurchase program, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and year end results for 2017 on Tuesday, February 13, 2018, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com.  Following the webcast, an archived version of the call will be available at the same address until February 13, 2019.

The Company’s 2018 Annual Meeting of Stockholders will be held at 9:00 a.m. EST on Wednesday, May 16, 2018 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our long-term growth strategy, new product development, geographic expansion, and revenue and margin expansion in 2018.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the final impact of the Tax Act; the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

(1) Amounts represent the estimated impact of the Tax Act, which may change as additional guidance and information becomes available.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Net sales	$366.3	$342.0	$1,456.7	$1,398.4
Cost of goods sold	217.1	204.3	854.3	832.8
GROSS PROFIT	149.2	137.7	602.4	565.6
Selling, general and administrative expenses	107.5	106.5	432.3	424.1
Restructuring	3.2	(0.9)	6.8	4.7
Other long-lived asset impairment charges	1.0	0.5	1.0	0.5
Gain on disposition	—	—	—	(8.7)
OPERATING INCOME	37.5	31.6	162.3	145.0
Other (income) expense:
Interest income	(0.4)	(0.2)	(1.0)	(1.0)
Interest expense	4.6	5.5	19.1	22.6
Other expense (income), net	0.3	(0.8)	1.1	(4.4)
Total other expense	4.5	4.5	19.2	17.2
INCOME BEFORE INCOME TAXES	33.0	27.1	143.1	127.8
Provision for income taxes	35.3	9.6	70.0	43.6
NET (LOSS) INCOME	$(2.3)	$17.5	$73.1	$84.2

BASIC EPS
NET (LOSS) INCOME PER SHARE	$(0.07)	$0.51	$2.12	$2.45
Weighted average number of shares	34.4	34.4	34.4	34.4
DILUTED EPS
NET (LOSS) INCOME PER SHARE	$(0.07)	$0.51	$2.12	$2.44
Weighted average number of shares	34.4	34.4	34.4	34.5
Dividends declared per share	$0.19	$0.18	$0.75	$0.71

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$280.2	$338.4
Trade accounts receivable, less allowance for doubtful accounts of $14.3 million at December 31, 2017 and $14.2 million at December 31, 2016	216.1	198.0
Inventories, net:
Raw materials	81.8	81.5
Work in process	17.5	13.7
Finished goods	159.8	144.2
Total Inventories	259.1	239.4
Prepaid expenses and other current assets	26.7	40.5
Assets held for sale	1.5	3.1
Total Current Assets	783.6	819.4
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	525.8	498.1
Accumulated depreciation	(327.3)	(308.4)
Property, plant and equipment, net	198.5	189.7
OTHER ASSETS:
Goodwill	550.5	532.7
Intangible assets, net	185.2	202.5
Deferred income taxes	1.6	3.0
Other, net	17.1	15.9
TOTAL ASSETS	$1,736.5	$1,763.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$123.8	$101.1
Accrued expenses and other liabilities	125.8	136.8
Accrued compensation and benefits	55.3	48.5
Current portion of long-term debt	22.5	139.1
Total Current Liabilities	327.4	425.5
LONG-TERM DEBT, NET OF CURRENT PORTION	474.6	511.3
DEFERRED INCOME TAXES	55.2	48.6
OTHER NONCURRENT LIABILITIES	50.3	41.5
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,724,192 shares at December 31, 2017 and 27,831,013 shares at December 31, 2016	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at December 31, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	551.8	535.2
Retained earnings	372.9	348.5
Accumulated other comprehensive loss	(99.1)	(150.8)
Total Stockholders’ Equity	829.0	736.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,736.5	$1,763.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2017	2016
OPERATING ACTIVITIES
Net income	$73.1	$84.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29.7	30.4
Amortization of intangibles	22.5	20.8
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	2.1	3.7
Gain on disposition	—	(8.6)
Gain on acquisition	—	(1.7)
Stock-based compensation	13.9	13.4
Deferred income tax	6.4	3.5
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(7.5)	(7.1)
Inventories	(8.4)	9.8
Prepaid expenses and other assets	14.7	4.9
Accounts payable, accrued expenses and other liabilities	9.4	(15.2)
Net cash provided by operating activities	155.9	138.1
INVESTING ACTIVITIES
Additions to property, plant and equipment	(29.4)	(36.0)
Increase in intangibles	(1.5)	—
Proceeds from the sale of property, plant and equipment	0.4	0.1
Net proceeds from the sale of assets, and other	3.1	9.9
Business acquisitions, net of cash acquired	0.1	(88.0)
Net cash used in investing activities	(27.3)	(114.0)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	20.0	688.8
Payments of long-term debt	(178.0)	(614.4)
Payment of capital leases and other	(4.9)	(1.9)
Proceeds from share transactions under employee stock plans	1.7	8.2
Tax benefit of stock awards exercised	—	0.4
Payments to repurchase common stock	(18.2)	(26.8)
Debt issuance costs	—	(2.1)
Dividends	(25.9)	(24.5)
Net cash (used in) provided by financing activities	(205.3)	27.7
Effect of exchange rate changes on cash and cash equivalents	18.5	(9.6)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(58.2)	42.2
Cash and cash equivalents at beginning of year	338.4	296.2
CASH AND CASH EQUIVALENTS AT END OF YEAR	$280.2	$338.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Americas	$233.6	$223.3	$951.9	$900.9
Europe*	115.7	101.7	440.3	431.3
APMEA*	17.0	17.0	64.5	66.2
Total	$366.3	$342.0	$1,456.7	$1,398.4

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Americas	$36.3	$31.4	$146.8	$127.1
Europe*	9.1	7.7	47.6	40.0
APMEA*	1.4	2.0	4.7	15.1
Corporate	(9.3)	(9.5)	(36.8)	(37.2)
Total	$37.5	$31.6	$162.3	$145.0

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Americas	$3.1	$2.9	$12.1	$12.0
Europe*	2.7	3.6	14.6	12.3
APMEA*	16.9	18.4	69.7	76.7
Total	$22.7	$24.9	$96.4	$101.0

* 2016 results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio, the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and gains recognized in the periods presented that relate primarily to our global restructuring programs, deployment costs, other long-lived asset impairment charges, acquisition related costs, gains on acquisition and disposition, debt issuance related costs, the related income tax impacts on these items, the effect of the Tax Act and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Net sales	$366.3	$342.0	$1,456.7	$1,398.4

Operating income - as reported	$37.5	$31.6	$162.3	$145.0
Operating margin %	10.2%	9.2%	11.1%	10.4%

Adjustments for special items:
Acquisitions / divesture related costs / benefits:
- Other long-lived asset impairment charges	1.0	0.5	1.0	0.5
- Gain on disposition	—	—	—	(8.7)
- Acquisition costs	—	1.9	0.2	2.0
- Purchase accounting adjustment	—	1.5	—	2.0
	1.0	3.9	1.2	(4.2)

Restructuring	3.2	(0.9)	6.8	4.7

Deployment costs related to transformation activities
- Europe transformation	—	0.4	0.5	0.6
- Americas & APMEA transformation	—	1.9	2.4	13.6
	—	2.3	2.9	14.2
Other Items
- Debt issuance related costs	—	0.3	—	0.3

Total adjustments for special items	$4.2	$5.6	$10.9	$15.0

Operating income - as adjusted	$41.7	$37.2	$173.2	$160.0
Adjusted operating margin %	11.4%	10.9%	11.9%	11.4%

Net (loss) income - as reported	$(2.3)	$17.5	$73.1	$84.2

Adjustments for special items - tax affected:
Acquisitions / divesture related costs / benefits:
- Other long-lived asset impairment charges	0.6	0.4	0.6	0.4
- Gain on acquisition	—	—	0.1	(1.0)
- Gain on disposition	—	—	—	(8.3)
- Acquisition costs	—	1.1	—	1.2
- Purchase accounting adjustment	—	0.9	—	1.3
	0.6	2.4	0.7	(6.4)

Restructuring	2.3	(0.4)	4.7	3.2

Deployment costs related to transformation activities
- Europe transformation	—	0.3	0.4	0.5
- Americas & APMEA transformation	—	1.2	1.5	8.3
	—	1.5	1.9	8.8

Other Items
- Debt issuance related costs	—	0.6	—	0.6
- Tax adjustments	(0.3)	0.6	(1.6)	2.0
- The Tax Act	25.1	—	25.1	—
	24.8	1.2	23.5	2.6

Total Adjustments for special items - tax affected	$27.7	$4.7	$30.8	$8.2

Net income - as adjusted	$25.4	$22.2	$103.9	$92.4

Diluted (loss) earnings per share - as reported	$(0.07)	0.51	2.12	2.44
Adjustments for special items	0.81	0.13	0.90	0.23
Diluted earnings per share - as adjusted	$0.74	$0.64	$3.02	$2.67

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2017					December 31, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$233.6	115.7	17.0	—	366.3	$223.3	101.7	17.0	—	342.0

Operating income (loss) - as reported	$36.3	9.1	1.4	(9.3)	37.5	$31.4	7.7	2.0	(9.5)	31.6
Operating margin %	15.5%	7.9%	8.3%		10.2%	14.1%	7.6%	11.8%		9.2%

Adjustments for special items	$1.5	2.7	—	—	4.2	$2.8	1.2	—	1.6	5.6

Operating income (loss) - as adjusted	$37.8	11.8	1.4	(9.3)	41.7	$34.2	8.9	2.0	(7.9)	37.2
Adjusted operating margin %	16.2%	10.2%	8.3%		11.4%	15.3%	8.8%	11.8%		10.9%

	Year Ended					Year Ended
	December 31, 2017					December 31, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$951.9	440.3	64.5	—	1,456.7	$900.9	431.3	66.2	—	1,398.4

Operating income (loss) - as reported	$146.8	47.6	4.7	(36.8)	162.3	$127.1	40.0	15.1	(37.2)	145.0
Operating margin %	15.4%	10.8%	7.3%		11.1%	14.1%	9.3%	22.8%		10.4%

Adjustments for special items	$6.5	3.8	0.6	—	10.9	$15.9	4.6	(7.0)	1.5	15.0

Operating income (loss) - as adjusted	$153.3	51.4	5.3	(36.8)	173.2	$143.0	44.6	8.1	(35.7)	160.0
Adjusted operating margin %	16.1%	11.7%	8.3%		11.9%	15.9%	10.3%	12.2%		11.4%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe*	APMEA*	Total

Reported net sales December 31, 2017	$233.6	$115.7	$17.0	$366.3
Reported net sales December 31, 2016	223.3	101.7	17.0	342.0
Dollar change	$10.3	$14.0	$—	$24.3
Net sales % increase	4.6%	13.8%	0.0%	7.1%
(Increase) due to foreign exchange	-0.4%	-9.2%	-1.0%	-3.1%
(Increase) due to acquisition	-1.7%	0.0%	0.0%	-1.1%
subtotal	-2.1%	-9.2%	-1.0%	-4.2%
Organic sales increase (decrease)	2.5%	4.6%	-1.0%	2.9%

	Year Ended
	Americas	Europe*	APMEA*	Total

Reported net sales December 31, 2017	$951.9	$440.3	$64.5	$1,456.7
Reported net sales December 31, 2016	900.9	431.3	66.2	1,398.4
Dollar change	$51.0	$9.0	$(1.7)	$58.3
Net sales % increase (decrease)	5.6%	2.1%	-2.6%	4.2%
(Increase) due to foreign exchange	-0.1%	-1.5%	0.0%	-0.6%
Decrease due to divestitures	0.4%	0.0%	0.0%	0.3%
(Increase) due to acquisition	-5.1%	0.0%	-2.0%	-3.4%
subtotal	-4.8%	-1.5%	-2.0%	-3.7%
Organic sales increase (decrease)	0.8%	0.6%	-4.6%	0.5%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2017	2016

Net cash provided by operations - as reported	$155.9	$138.1
Less: additions to property, plant, and equipment	(29.4)	(36.0)
Plus: proceeds from the sale of property, plant, and equipment	0.4	0.1
Free cash flow	$126.9	$102.2

Net income - as reported	$73.1	$84.2

Cash conversion rate of free cash flow to net income	173.6%	121.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2017	2016

Current portion of long-term debt	$22.5	$139.1
Plus: Long-term debt, net of current portion	474.6	511.3
Less: Cash and cash equivalents	(280.2)	(338.4)
Net debt	$216.9	$312.0

Net debt	$216.9	$312.0
Plus: Total stockholders’ equity	829.0	736.3
Capitalization	$1,045.9	$1,048.3

Net debt to capitalization ratio	20.7%	29.8%